EXHIBIT 99.1

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of PrimeSource Healthcare, Inc. (the "Company") for the annual period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bradford
C. Walker, as the President and Chief Executive Officer of the Company, and Shaun McMeans, as the Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                              /s/  Bradford C. Walker
                                              ------------------------------
                                              Name: Bradford C. Walker
                                              Date:   September 30, 2002


                                              /s/  Shaun McMeans
                                              ------------------------------
                                              Name: Shaun McMeans
                                              Date:   September 30, 2002



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 8 of the Securities Exchange Act of 1934, as amended.